UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 6, 2015

The Manitowoc Company, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2400 S. 44th Street, Manitowoc, Wisconsin 54221-0066
(Address of principal executive offices including zip code)

(920) 684-4410
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On February 6, 2015, The Manitowoc Company, Inc. (the “Company”) entered into a Settlement Agreement (the “Agreement”) with Carl C. Icahn, Icahn Partners Master Fund LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Beckton Corp., Hopper Investments LLC, Barberry Corp., High River Limited Partnership, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P. and Icahn Enterprises G.P. Inc. (collectively, the “Shareholders”).
The Agreement requires that after the Company separates its Cranes and Foodservice businesses into two independent, publicly-traded companies (the “Separation”) as previously announced, the entity (“FoodserviceCo”) that owns and operates the Company’s Foodservice business will satisfy certain corporate governance requirements until the conclusion of the standstill period applicable to FoodserviceCo, as described below, except as approved by the shareholders of the applicable separated entity. Among other requirements, FoodserviceCo will be incorporated (or reincorporated, if necessary) in the State of Delaware; it will hold annual elections for the members of its board of directors; its certificate of incorporation and by-laws will allow holders of at least 10% of its common stock to call special meetings, although generally not to elect directors; its certificate of incorporation and by-laws will not contain supermajority voting requirements; any shareholder rights plan it adopts will not have a triggering ownership threshold below 20.0% and will expire unless ratified by shareholders within 135 days; if the FoodserviceCo board of directors rejects an unsolicited offer for FoodserviceCo in favor of another bid and permits the second bidder to conduct diligence, then the board must also grant the first bidder the right to conduct due diligence if that bidder increases its offer above the second bid; and the number of directors on the FoodserviceCo board of directors will not exceed nine. If the Company is FoodserviceCo after the Separation, then the Company will take the necessary actions to comply with these corporate governance requirements, including by seeking shareholder approvals.
The Agreement also provides the Shareholders with the option, on or after March 1, 2015 and on or before April 15, 2015, to cause the Company to appoint one Icahn designee to the board of directors of the Company (the “Company Board”). Additionally, one designee of the Shareholders will be appointed to the board of directors of the entity that is spun off (“SpinCo”) effective upon the Separation. The Icahn designees are subject to the approval of the Company Board, which approval may not be unreasonably withheld, conditioned or delayed. The Shareholders’ designee for the Company Board will be entitled to serve until the 2016 annual meeting of shareholders, unless FoodserviceCo is the Company after the Separation, in which case the designee will be entitled to serve until the 2017 annual meeting of shareholders. The Shareholders’ designee for the board of directors of SpinCo (the “SpinCo Board”) will serve until the first annual meeting of shareholders of SpinCo, which generally must be held not less than 9 months, but not more than 12 months, after the Separation. A Shareholders’ designee to the Company Board must promptly resign from that board if the Shareholders cease to own a net long position in the Company’s voting securities of at least 6,776,149 or 5% of the Company’s voting shares. A Shareholders’ designee to the SpinCo Board must promptly resign from that board if the Shareholders cease to own a net long position in SpinCo’s voting securities of at least 5% of SpinCo’s voting shares.
The Shareholders have agreed to vote their shares of Company stock at the Company’s 2015 annual meeting of shareholders in favor of the Company Board’s nominees for election to the Company Board, the ratification of the Company’s auditors for the 2015 fiscal year, and the advisory vote to approve the compensation of the Company’s named executive officers.
The Shareholders have agreed to certain standstill provisions, including that the Shareholders will not do any of the following with respect to the Company or SpinCo during their respective standstill periods: (a) seek any form of proxy from another person, make any statement to any holder of voting securities stating how the Shareholders intend to vote their securities or make any statement instructing any holder how to vote its voting securities; (b) make a shareholder proposal at an annual or special meeting of shareholders; (c) acquire beneficial ownership in excess of 20% of the outstanding voting shares of either the Company or SpinCo; (d) propose or support a merger, consolidation, business combination, tender or exchange offer or other extraordinary transaction (except if a third party commences a tender or exchange offer recommended by the Company Board or the SpinCo Board (in which case the Shareholders may commence a tender or exchange offer for all of the stock of the relevant entity, at the same or higher consideration per share) or if the Company Board or SpinCo Board, as applicable, waives this restriction); (d) make a shareholder proposal at an annual or special meeting of shareholders; (e) call a special meeting of shareholders; (f) enter into agreements with, or advise or encourage, others with regard to any of the prohibited activities; or (g) request an amendment or waiver of the foregoing provisions in a manner that would reasonably likely require public disclosure. There is a general exception that none of the standstill restrictions applies to a Shareholders’ designee serving on the Company Board or the SpinCo Board, as the case may be, solely in such person’s capacity as a director or in any way prevents or restricts such director from discussing any of the matters described in the restrictions privately with other members of the applicable board of directors (solely in such person’s capacity as a director in a manner that is consistent with his or her fiduciary duties to the entity).

The Company standstill period runs from February 6, 2015 to the later of (x) the day that is 15 days prior to the last day of the advance notice deadline set forth in the Company’s by-laws with respect to (A) the Company’s 2016 annual meeting of shareholders, if after the Separation FoodserviceCo is SpinCo, or (B) the Company’s 2017 annual meeting of shareholders, if after the Separation FoodserviceCo is the Company, and (y) 25 days after the date that no Shareholders’ designee serves on the Board. The SpinCo standstill period runs from Separation until the later of (x) the earlier of (A) the day that is 15 days prior to the last day of the advance notice deadline set forth in SpinCo’s by-laws with respect to the first annual meeting of shareholders of SpinCo and (B) the nine-month anniversary of the Separation and (y) 25 days after the date that no Shareholders’ designee serves on the SpinCo Board.
The Agreement provides that the Company is granting a limited approval of the Shareholders purchasing up to 14.99% of the Company’s voting shares for purposes of the Wisconsin business combination statute. If the Shareholders acquire 15% or more of the Company’s voting shares without the approval of the Company Board, then the Shareholders will be prohibited, by contract rather than under the law, from engaging in business combination transactions with the Company for three years. Absent the limited approval, the statute’s restrictions would be triggered by the acquisition of 10% or more of the Company’s voting shares.
The Company and SpinCo will permit the Shareholders’ designees serving on the Company Board or the SpinCo Board to provide confidential information about the Company or SpinCo, as applicable, to the Shareholders and their representatives in accordance with the terms of a confidentiality agreement. The form of confidentiality agreement is attached as Exhibit D to the Agreement.
The foregoing summary of the Agreement is not complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 9.01.    Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(10.1)
Settlement Agreement dated February 6, 2015 among The Manitowoc Company, Inc., Carl C. Icahn, Icahn Partners Master Fund LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Beckton Corp., Hopper Investments LLC, Barberry Corp., High River Limited Partnership, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P. and Icahn Enterprises G.P. Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MANITOWOC COMPANY, INC.
(Registrant)

DATE: February 9, 2015	/s/ Maurice D. Jones
Maurice D. Jones
Senior Vice President, General Counsel and Secretary

THE MANITOWOC COMPANY, INC.

EXHIBIT INDEX

TO

FORM 8-K CURRENT REPORT

Dated as of February 6, 2015

Exhibit No.	Description

(10.1)
Settlement Agreement dated February 6, 2015 among The Manitowoc Company, Inc., Carl C. Icahn, Icahn Partners Master Fund LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Beckton Corp., Hopper Investments LLC, Barberry Corp., High River Limited Partnership, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P. and Icahn Enterprises G.P. Inc.

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